First Financial Corporation to Acquire Hancock Bancorp, Inc.

TERRE HAUTE, Ind., August 10, 2021 (GLOBE NEWSWIRE) -- First Financial Corporation (NASDAQ: THFF) (the “Company” or “First Financial”), the bank holding company of First Financial Bank N.A. ( “First Financial”) and Hancock Bancorp, Inc., the bank holding company of Hancock Bank & Trust Company (“Hancock”) jointly announced today the signing of a definitive merger agreement. First Financial will pay $18.38 per share in cash for each share of Hancock’s common stock outstanding. The aggregate value of the transaction is $31.35 million.

Upon completion of the acquisition, the combined company is expected to have approximately $5.0 billion in assets, $2.9 billion in loans, $4.2 billion in deposits and 89 branch offices across Indiana, Illinois, Kentucky and Tennessee. First Financial expects the transaction to be approximately 7% accretive to earnings per share.

Commenting on the announcement, Norman L. Lowery, President and Chief Executive Officer of First Financial, said, “We are excited to be joining forces with another bank that has deep roots in its community. Together, our team of bankers will deliver unparalleled service to our customers and communities and continue to make those communities better places to live and work. With this combination, First Financial will extend its reach into western Kentucky.”

Founded in 1888, Hancock Bank & Trust Company currently operates seven banking locations in western Kentucky. As of June 30, 2021, Hancock reported assets of $334 million, gross loans of $249 million and deposits of $285 million.

Claude R. Badgett, President and Chief Executive Officer of Hancock, stated, “I am enthusiastic about the opportunity we have to partner with First Financial in a transaction that we believe offers significant opportunities to our clients, communities, employees and shareholders. This partnership is an excellent opportunity to create value for both institutions.”

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close in the fourth quarter of 2021, subject to approval of Hancock’s shareholders, regulatory approvals and other customary closing conditions.

Janney Montgomery Scott LLC served as financial advisor and SmithAmundsen LLC provided legal counsel to First Financial. ProBank Austin served as financial advisor and Frost Brown Todd LLC served as legal counsel to Hancock.

ABOUT FIRST FINANCIAL CORPORATION

First Financial is a financial holding company headquartered in Terre Haute, Indiana. It offers a wide variety of financial services including commercial, mortgage and consumer lending, lease financing, trust account services and depositor services through its subsidiaries, First Financial Bank and The Morris Plan Company of Terre Haute, Inc. For more information and financial data, please visit the "Investor Relations" section of First Financial's website at www.first-online.com.

ABOUT THE HANCOCK BANK & TRUST COMPANY

Hancock Bank & Trust Company has proudly served western Kentucky for over 130 years. Hancock is a flourishing community bank that is locally owned and operated. Hancock provides a full range of financial services, specializing in commercial, consumer and real estate lending activities.

Hancock is conveniently located throughout the western Kentucky region, with offices located in Hancock, Breckinridge, Hopkins, and Warren counties in Kentucky. Hancock prides itself on being a leading financial institution that has earned the distinction of being one of the most respected banks in the region. Hancock Bank & Trust Company is a Member FDIC, Equal Housing Lender and Equal Opportunity Employer.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, a definitive proxy statement will be sent to the Hancock stockholders entitled to vote at the special meeting relating to the proposed merger. Before making any voting or investment decision, Hancock stockholders are urged to carefully read the entire proxy statement, including any amendments or supplements thereto and any documents incorporated by reference therein, when they become available because they will contain important information about the proposed merger.

The proxy statement and any other relevant documents (when they become available) may be obtained free of charge at the “Investor Relations” section of Hancock’s website at www.hancockbankonline.com.

This press release is not a solicitation of any vote in any jurisdiction pursuant to the proposed merger or otherwise. This press release is not a substitute for the proxy statement.

Hancock, and its directors, executive officers, and certain other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies from Hancock’s stockholders in connection with the proposed merger. Information regarding the interests of such individuals in the proposed merger will be included in the proxy statement when it becomes available.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections, and benefits relating to the proposed merger between First Financial and Hancock, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “may,” “will,” “should,” “likely,” “expected,” “estimated,” ‘‘intends,’’ “future,” “plan,” “goal,” “seek,” “project,” and other similar expressions may identify forward-looking statements, but are not the exclusive means of identifying such statements. Please refer to First Financial’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties, and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by First Financial with the SEC, risks and uncertainties for First Financial, Hancock, and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Hancock’s operations with those of First Financial will be materially delayed or will be more costly or difficult than expected; the inability to close the proposed merger in a timely manner; the inability to complete the proposed merger due to the failure of Hancock’s stockholders to adopt the merger agreement; diversion of management's attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the proposed merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the challenges of integrating and retaining key employees; the effect of the announcement of the proposed merger on First Financial’s, Hancock’s, or the combined company's respective customer relationships, operating results, or market price; the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected or unknown factors, events, or liabilities; potential litigation or regulatory action related to the proposed merger; and general competitive, economic, political and market conditions, and fluctuations. All forward-looking statements included in this press release are made as of the date hereof and are based on information available at the time of the press release. Except as required by law, neither First Financial nor Hancock assumes any obligation to update any forward-looking statement.

CONTACTS:

First Financial Corporation
Norman L. Lowery, (812) 238-6487
President and CEO

Hancock Bancorp, Inc.
Claude R. Badgett, (270) 927-8855
President and CEO